SECURITY AGREEMENT


     This SECURITY AGREEMENT is entered into as of November 8, 2001, by Cash Systems, Inc., a Minnesota corporation (the "Debtor"), in favor of the VirtualFund.com, Inc., a Minnesota corporation ("Secured Party").

                            RECITALS

     A. Secured Party has agreed to make a loan of up to $500,000 to the Debtor and its parent corporation, Cash Systems, Inc., a Delaware corporation (the "Parent").

     To secure repayment of Secured Party's loan, the Debtor has agreed to grant to Secured Party a security interest in the property described below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor agrees as follows:

     1. Grant of Security Interest. The Debtor grants to Secured Party a security interest in the following described property of the Debtor (the "Collateral"):

     Accounts (rights to payment for goods sold or leased or for services rendered whether or not earned by performance) and, to the extent not included with "Accounts" by law, "Contract Rights" now existing or hereafter at any time acquired or arising;

     Chattel Paper (any writing or writings evidencing both a monetary obligation and a security interest in specific goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods) now owned or hereafter acquired;

     Deposit Accounts (demand, time, savings, passbook, or similar account maintained with a bank) including but not limited to the Debtor's Deposit Account No. 0270158 at Fidelity Bank, 7600 Parklawn Avenue, Edina, Minnesota 55435 (the "Fidelity Account");

     Equipment and Fixtures (goods used or bought for use primarily in business whether or not an interest therein arises under real property law) now owned or hereafter acquired;

     General Intangibles (any personal property other than accounts, contract rights, chattel paper, deposit accounts, documents, goods, instruments, money, payment intangibles and software, including but not limited to things in or choses in action, licenses, rights of all types under leases and license agreements and all licenses, trademarks, trade names and copyrights) now or hereafter arising;

     Inventory (property held for sale or lease, or furnished or to be furnished under contracts of service, or held as raw materials, work in process or materials used or consumed or to be used or consumed in business) now owned or hereafter acquired;

     Investment Property (securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities);

     All Proceeds (whatever is received upon the sale, exchange, collection or other disposition of Collateral or Proceeds, including but not limited to insurance payable by reason of loss or damage to the Collateral) whether cash or non-cash proceeds, including but not limited to Inventory, Equipment or Fixtures acquired with cash proceeds;

to secure payment to the Secured Party of the "Secured Obligations" as defined below. Definitions in the Uniform Commercial Code as adopted and in effect in the State of Minnesota shall apply to words and phrases used in this Security Agreement.

     2. The Secured Obligations. Secured Party's security interest in the Collateral shall secure payment and performance of each and every debt, liability and obligation of Debtor and Parent to Secured Party, due or to become due, direct or indirect, absolute or contingent, joint or several, howsoever created, arising or evidenced, now existing or hereafter at any time created, arising or incurred, under that certain Convertible Promissory Note executed by Debtor and Parent in favor of Secured Party, of even date herewith, in the original principal amount of up to Five Hundred Thousand Dollars ($500,000) (the "Secured Obligations").

     3. Representations, Warranties and Covenants. Debtor represents, warrants and agrees that so long as any of the Secured Obligations remain outstanding and unsatisfied:

          (a) The Debtor shall be the sole owner of the Collateral free and clear of all levies, attachments, liens, charges, encumbrances and security interests of every kind or character other than the security interest granted to the Secured Party hereby, except for the liens set forth on Exhibit A, as such liens may be extended, amended or supplemented from time to time.

          (b) The Debtor has full power and authority to execute this Security Agreement and to subject the Collateral to the security interest created hereby, except to the extent that the assignment of certain Contract Rights may be restricted by applicable rules and regulations of gaming authorities and entities with whom the Company has contracted. Except as set forth on Exhibit A, Debtor has not previously granted a security interest in favor of any creditor other than the Secured Party covering all or any part of the Collateral.

          (c) The location of the chief executive office of Debtor as well as the location where Debtor maintains all books and records regarding the Collateral is set forth on the signature page hereof and will not be changed without prior written notice to the Secured Party.

          (d) Debtor's true name is as set forth below. Neither Debtor nor any predecessor in title to any of the Collateral has executed any financing statements which remain of record or security agreements which remain in effect as "Debtor" covering any of the Collateral in any other name within the past five years.

          (e) Debtor will at any time or times hereafter, execute such financing statements and other instruments and perform such acts as the Secured Party may request to establish and maintain an attached, perfected and first priority (except as set forth on Exhibit A) security interest in the Collateral and will pay all costs of filing and recording. Debtor authorizes the Secured Party to file all of the Secured Party's financing statements and amendments thereto relative to the Collateral or any part thereof, in such form and substance as the Secured Party, in its sole discretion, may determine.

          (f) Debtor shall not transfer or otherwise dispose of the Collateral outside its usual and ordinary course of business without the prior written consent of the Secured Party.

          (g) Debtor shall keep the Collateral free and clear of all levies, attachments, liens, charges, encumbrances and security interests of every kind or character (except for the security interest granted to Secured Party hereunder and the existing security interest set forth on Exhibit A); and shall forever defend title thereto against claims of all persons.

          (h) Debtor shall maintain all records, instruments or other documentation evidencing or otherwise relating to the Collateral at Debtor's chief executive office and will not remove any part thereof without the prior written consent of the Secured Party.

          (i) At any time and from time to time, upon the written request of the Secured Party, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Secured Party reasonably may request for the purposes of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers granted by this Security Agreement.

          (j) Debtor and Parent shall at all times maintain a minimum aggregate cash balance of $300,000.00 in their Deposit Accounts, including ACH amounts received by the bank for deposit to their Deposit Accounts.

     4. Secured Party's Authority; Power of Attorney. Upon the occurrence of an Event of Default, the Secured Party shall have the authority, but shall not be obligated to:

          (a) demand, collect, receive and receipt for, compound, compromise, settle and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral in the name of Debtor or otherwise; and

          (b) take any action which the Secured Party may deem necessary or desirable in order to realize on the Collateral, including, without limitation, performance of any contract and endorsement in the name of Debtor of any checks, drafts, notes or other instruments or documents received on account of the Collateral.

Debtor hereby irrevocably appoints the Secured Party as Debtor's agent and attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable in pursuing or taking the foregoing rights and actions.

     All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the liens created hereby are released.

     5. Default/Event of Default. The terms "default" or "Event of Default" shall mean (a) any default in performance of any of Debtor's obligations hereunder or under the Secured Obligations or any default of any provision of the Pledge Agreement delivered to and for the benefit of Secured Party in connection with the Secured Obligations, provided that a default shall not occur if Debtor remedies the violation or the failure to perform within five
(5) business days after receiving written notice from Secured Party by personal delivery or certified mail; or (b) cessation of business operations, termination of business or dissolution of Debtor (except that the occurrence of such events following the transfer of Debtor's business and assets to its parent corporation shall not be an Event of Default), or insolvency of Debtor, the commission of any act of bankruptcy by Debtor, or the commencement of any bankruptcy, receivership or similar proceeding under bankruptcy or Debtor's relief laws by or against Debtor. Upon the happening of any of the foregoing events, Secured Party may, at its option, and without notice to or demand on Debtor, do any one or more of the following immediately:

          (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies otherwise available to it, all the rights and remedies of a secured party under the Uniform
     Commercial Code as adopted and in effect in the State of Minnesota (the "UCC").

          (b) Without limiting the generality of the foregoing, the Secured Party may, upon default, to the fullest extent permitted by applicable law, without notice, hearing or process except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable, and the Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Secured Obligations. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, with notice, be made at the time and place to which it was so adjourned. The Secured Party may abandon any such proposed sale. The Secured Party may also elect to retain the Collateral in partial or full satisfaction of the Secured Obligations and Debtor agrees not to oppose such election. Debtor acknowledges that any private sales of Collateral effected by the Secured Party may result in terms less favorable to a seller than public sales but Debtor agrees that such private sales shall nevertheless be deemed commercially reasonable.

          (c) If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if deposited in the United States Postal Service at least ten (10) days before such disposition, postage prepaid, addressed to the Debtor at the address set forth on the signature page hereof. Such disposition shall be established by affidavit of a representative of Secured Party, receipts or other reasonable method.

          (d) Debtor agrees to pay all costs and expenses incurred by the Secured Party, including reasonable attorney's fees and court costs, in connection with any sale held pursuant to this Security Agreement or otherwise in connection with enforcing the rights of the Secured Party hereunder.

          (e) The rights and remedies of the Secured Party hereunder are cumulative and nonexclusive and the exercise of any one or more of the remedies provided for herein or under the UCC shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Secured Obligations remain unsatisfied. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (f) Any payments or proceeds received by the Secured Party from the Collateral shall be applied to the payment of costs and expenses incurred by the Secured Party in connection with performing, managing, maintaining or selling the Collateral, including reasonable attorneys' fees and expenses, and the balance, if any, shall be applied by the Secured Party to payment of the Secured Obligations, in order of application as the Secured Party shall determine.

     6    No Waiver.  Any forbearance or failure to delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument in writing executed by Secured Party

     7. Debtor's Waiver of Rights. Except as otherwise set forth herein, to the fullest extent permitted by law, the Debtor waives the benefit of all laws now existing or that may subsequently be enacted providing for (a) any appraisement before sale of any portion of the Collateral, (b) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (c) exemption of any portion of the Collateral from attachment, levy or sale under execution or exemption from civil process. Except as otherwise set forth herein, to the fullest extent the Debtor may do so, the Debtor agrees that the Debtor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Security Agreement before exercising any other remedy granted hereunder and the Debtor, for the Debtor and its successors and assigns, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Secured Obligations and marshalling in the event of foreclosure of the liens hereby created.

     Executed and delivered at Minneapolis, Minnesota as of the 8th day of November, 2001.

CASH SYSTEMS, INC.
a Minnesota corporation

    /s/ Craig Potts
By: --------------------

Name:   Craig Potts
    --------------------

      President
Title:------------------

Address:

3201 West County Road 42, Suite 106
Burnsville, Minnesota 55306

                                 EXHIBIT A

Secured Party        Collateral         Date Filed   Filing Office   File No.
-----------------------------------------------------------------------------

Fidelity Bank       Account receivable;   6/16/2000    Minnesota       2236807
7600 Parklawn Ave.  contract rights;                  Sec. of State
Edina, MN 55435     inventory; equipment
                    machinery; fixtures;
                    general intangibles -
                    all including proceeds
                    and products

Fidelity Bank       Account receivable;    10/28/1999   Minnesota      2173634
7600 Parklawn Ave.  contract rights;                   Sec. of State
Edina, MN 55435     inventory; equipment
                    machinery; fixtures;
                    General intangibles -
                    all including proceeds
                    and products


A C Financial Corp  Equipment              10/19/1999   Minnesota      2171112
411 Main Street                                        Sec. of State
PO box 768
Ames, IA 50010

GNB Financial Co.
(Assignee)
603 7th St
Grundy Center, IA 50638

A C Financial Corp   Equipment             09/30/1999    Minnesota     2166176
411 Main Street                                        Sec. of State
PO box 768
Ames, IA 50010

GNB Financial Co.
(Assignee)
603 7th St
Grundy Center, IA 50638

Freedom Financial       Equipment          03/16/1999     Minnesota    2114209
Leasing Corporation                                     Sec. of State
8612 Mian St., Suite F
Woodstock, GA 30188

The Manifest Group
(Assignee)
100 East Saratoga
Marshall, MN 56258

Fidelity Bank           Account receivable; 03/01/1999    Minnesota    2110443
7600 Parklawn Ave.      contract rights;    (Amend.     Sec. of State
Edina, MN 55435         inventory; equipment filed
                        machinery; fixtures; 10/01/1999
                        general intangibles #2166546)
                        all  including
                        proceeds and products